UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

____________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): August 2, 2019

PRESIDIO PROPERTY TRUST, INC.

(Exact Name of Registrant as Specified in its Charter)

Maryland	000-53673	33-0841255
__________	__________	__________
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

4995 Murphy Canyon Road, Suite 300

San Diego, California 92123

(Address of Principal Executive Offices, Including Zip Code)

____________________

(760) 471-8536

(Registrant’s Telephone Number, Including Area Code)

___________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(a)

On August 1, 2019, after serving almost 20 years, Thomas E. Schwartz tendered his letter of resignation as a member of the Board of Directors of Presidio Property Trust, Inc., a Maryland corporation (“Company”), effective August 2, 2019.  Mr. Schwartz also served as a member of the Nominating and Corporate Governance Committee.  Mr. Schwartz’s resignation was not the result of any disagreement with the Company on any matter relating to its operations, policies or practices.  For a period of one year, Mr. Schwartz will provide Board advisory and financial consulting services to the Company and be paid $8,000 per calendar quarter.

(d)

On August 2, 2019, the Board of Directors of the Company elected Laureen E. Ong as a director, effective immediately, to fill the vacancy created by Mr. Schwartz’s resignation.  Ms. Ong shall serve until the Company’s 2020 annual meeting of stockholders or until her successor is duly elected and qualified.  She was appointed by the Board of Directors to serve as a member of the Compensation Committee and as a member of the Nominating and Corporate Governance Committee.  Ms. Ong has been determined by the Board of Directors to satisfy the independence requirements of applicable Securities and Exchange Commission (“SEC”) rules.

Ms. Ong joined the Board of Directors of World Wrestling Entertainment, Inc. (NYSE: WWE) in June 2014 and currently serves as a member of its Compensation Committee and Nominating and Corporate Governance Committee.  From 2010 to 2013, Ms. Ong was President of the Travel Channel (a subsidiary of Scripps Networks Interactive) and was responsible for building brand strategy, developing programming, and creating new business opportunities.  From 2007 to 2009, Ms. Ong was Chief Operating Officer of Hong-Kong-based STAR Group Limited, which produces, broadcasts and distributes TV programming via satellite, and was responsible for STAR’s media and entertainment operations that spanned over 50 countries. From 2000 to 2007, Ms. Ong was President of National Geographic Television.  During her tenure, the National Geographic Channel was launched and National Geographic’s distribution reached approximately 60 million households.  Ms. Ong has also held senior executive positions in several sports and media companies.

In connection with her service as a director, Ms. Ong will receive the Company’s standard non-employee director cash and equity compensation, which is described in the Company’s definitive proxy statement on Schedule 14A filed with the SEC on April 10, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 8, 2019	PRESIDIO PROPERTY TRUST, INC.
By:/s/ Ann T. Nguyen
Ann T. Nguyen
Secretary & General Counsel